Exhibit 99.1

Contact:	Jennifer Rosa	(216) 429-5037
	Monica Martines	(216) 441-7346

For release Wednesday, May 5, 2010

TFS Financial Corporation Announces Fiscal Quarter Ended March 31, 2010 Financial Results

(Cleveland, OH – May 5, 2010) – TFS Financial Corporation (NASDAQ: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, today announced results for the three and six month periods ended March 31, 2010.

The Company reported net income of $2.9 million for the three months ended March 31, 2010, compared to net income of $5.8 million for the three months ended March 31, 2009. Net income of $11.8 million was reported for the six months ended March 31, 2010, compared to net income of $17.2 million for the six months ended March 31, 2009. The change in net income for both periods is largely the result of a decrease in the net gain on the sale of loans partially offset by a decrease in mortgage servicing assets impairment.

Net interest income decreased $2.4 million, or 4%, to $57.6 million for the three months ended March 31, 2010 from $60.0 million for the three months ended March 31, 2009. Net interest income decreased $649 thousand, or less than 1%, to $114.9 million in the current six-month period compared to the same period of the prior year. Low interest rates have decreased the yield on interest-earning assets, as well as the rate paid on deposits. While net interest income decreased during the quarter, we experienced a slight improvement of our interest rate spread which increased six basis points to 1.83% compared to 1.77% in the same quarter last year. Our net interest margin decreased five basis points to 2.22% compared to 2.27% in the same quarter last year.

The Company recorded a provision for loan losses of $25.0 million for the three months ended March 31, 2010 compared to $28.0 million for the three months ended March 31, 2009. The provisions exceeded net charge-offs of $18.0 million and $17.1 million for the three months ended March 31, 2010 and 2009, respectively. The provision for loan losses was $41.0 million for the six months ended March 31, 2010 compared to $38.0 million for the six months ended March 31, 2009. The provisions exceeded net charge-offs of $31.9 million and $22.1 million for the six months ended March 31, 2010 and 2009, respectively. Of the $31.9 million of net charge-offs for the six months ended March 31, 2010, $23.7 million occurred in the equity loans and lines of credit portfolio. The level of charge-offs in the portfolio is not unexpected. As delinquencies in the portfolio have been resolved through pay-off, short sale or foreclosure, or management determines the collateral is not sufficient to satisfy the loan, uncollected balances have been charged against the allowance for loan losses previously provided. The allowance for loan losses was $104.3 million, or 1.12% of total loans receivable at March 31, 2010, compared to $95.2 million, or 1.02% of total loans receivable at September 30, 2009, and further compared to $59.7 million, or 0.64%, of total loans receivable at March 31, 2009. Nonperforming loans increased by $24.5 million to $280.2 million, or 3.01% of total loans, at March 31, 2010 from $255.7 million, or 2.73% of total loans, at September 30, 2009, and, further, non-performing loans increased by $59.1 million at March 31, 2010, compared to $221.1 million, or 2.37% of total loans, at March 31, 2009. Of the $24.5 million increase in non-performing loans for the six months ended March 31, 2010, $18.7 million occurred in the residential, non-Home Today portfolio and $10.2 million occurred in the Home Today portfolio. Non-performing equity loans and lines of credit decreased $146 thousand, or less than 1%, during the six-month period ended March 31, 2010 as a result of $24.1 million of uncollected balances having been charged off against the allowance for loan loss in the current six-month period.

As of March 31, 2010, our equity loans and lines of credit portfolio was $2.94 billion, compared to $2.98 billion at September 30, 2009.

Total assets increased by $138.3 million, or 1.3%, to $10.74 billion at March 31, 2010 from $10.60 billion at September 30, 2009. This change was the result of increases in our cash and cash equivalents, investment securities and other assets offset by a slight decrease in our loan portfolio.

Cash and cash equivalents increased $94.9 million, or 30.9%, to $402.0 million at March 31, 2010 from $307.0 million at September 30, 2009, and investment securities increased $51.8 million, or 8.6%, to $653.6 million at March 31, 2010 from $601.8 million at September 30, 2009.

Other assets increased $51.2 million to $104.3 million at March 31, 2010 from $53.2 million at September 30, 2009, largely as the result of a December 2009, $51.9 million required prepayment of FDIC deposit insurance assessments, which has a remaining balance of $48.3 million at March 31, 2010.

Deposits increased $132.7 million, or 1.5%, to $8.70 billion at March 31, 2010 from $8.57 billion at September 30, 2009. The increase in deposits was the result of a $221.0 million increase in our high-yield savings accounts (a subcategory of our savings accounts) offset by an $82.1 million and $8.5 million decrease in our certificates of deposit and high-yield checking accounts, respectively, for the six-month period ended March 31, 2010.

Shareholders’ equity increased $6.7 million to $1.75 billion at March 31, 2010. This reflects $11.8 million of net income during the six-month period reduced by $10.4 million in dividends paid on our shares of common stock (other than the shares held by Third Federal Savings, MHC and unallocated employee stock ownership plan (ESOP) shares). The remainder of the change reflects the repurchase of outstanding common stock and adjustments related to the allocation of shares of our common stock related to stock-based compensation awards and the ESOP. No shares of outstanding common stock were repurchased during the three-month period ended March 31, 2010. The current repurchase program has 2,156,250 shares yet to be purchased as of March 31, 2010.

Forward Looking Statements

This report contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans and prospects and growth and operating strategies;

•	statements concerning trends in our provision for loan losses and charge-offs;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	significantly increased competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	general economic conditions, either nationally or in our market areas, including unemployment prospects and conditions, that are worse than expected;

•	decreased demand for our products and services and lower revenue and earnings because of a recession;

•	adverse changes and volatility in the securities markets;

•	adverse changes and volatility in credit markets;

•	legislative or regulatory changes that adversely affect our business;

•	our ability to enter new markets successfully and take advantage of growth opportunities, and the possible short-term dilutive effect of potential acquisitions or de novo branches, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board and the Public Company Accounting Oversight Board;

•	future adverse developments concerning Fannie Mae or Freddie Mac;

•	changes in monetary and fiscal policy of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

•	changes in policy and/or assessment rates of taxing authorities that adversely affect us;

•	changes in laws or governmental regulations affecting financial institutions, including changes in regulatory costs and capital requirements;

•	the timing and the amount of revenue that we may recognize;

•	changes in expense trends (including, but not limited to trends affecting non-performing assets, charge-offs and provisions for loan losses);

•	the impact of the current governmental effort to restructure the U.S. Financial and regulatory system;

•	inability of third-party providers to perform their obligations to us;

•	adverse changes and volatility in real estate markets;

•	changes in our organization, or compensation and benefit plans; and

•	the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of our loans and other assets.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

(In thousands, except share data)

	March 31, 2010	September 30, 2009
ASSETS

Cash and due from banks	$30,499	$20,823
Other interest-bearing cash equivalents	371,490	286,223

Cash and cash equivalents	401,989	307,046

Investment securities:
Available for sale (amortized cost $26,601 and $23,065, respectively)	26,853	23,434
Held to maturity (fair value $632,757 and $587,440, respectively)	626,755	578,331

Investment securities	653,608	601,765

Mortgage loans held for sale ($25,081 and $40,436, measured at fair value, respectively)	65,973	61,170
Loans held for investment, net:
Mortgage loans held for investment	9,268,189	9,318,189
Other loans	7,099	7,107
Deferred loan fees, net	(13,469)	(10,463)
Allowance for loan losses	(104,305)	(95,248)

Loans, net	9,157,514	9,219,585

Mortgage loan servicing assets, net	41,276	41,375
Federal Home Loan Bank stock, at cost	35,620	35,620
Real estate owned	14,228	17,733
Premises, equipment, and software, net	63,979	65,134
Accrued interest receivable	37,600	38,365
Bank owned life insurance contracts	161,049	157,864
Other assets	104,339	53,183

TOTAL ASSETS	$10,737,175	$10,598,840

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits	$8,703,210	$8,570,506
Borrowed funds	70,163	70,158
Borrowers’ advances for insurance and taxes	43,307	48,192
Principal, interest, and related escrow owed on loans services	111,023	105,719
Accrued expenses and other liabilities	56,935	58,400

Total liabilities	8,984,638	8,852,975

Commitments and contingent liabilities
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 332,318,750 shares issued; 308,315,000 and 308,476,400 outstanding at March 31, 2010 and September 30, 2009, respectively	3,323	3,323
Paid-in capital	1,682,841	1,679,000
Treasury stock, at cost; 24,003,750 and 23,842,350 shares at March 31, 2010 and September 30, 2009	(289,324)	(287,514)
Unallocated ESOP shares	(85,345)	(87,896)
Retained earnings—substantially restricted	458,363	456,875
Accumulated other comprehensive loss	(17,321)	(17,923)

Total shareholders’ equity	1,752,537	1,745,865

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,737,175	$10,598,840

TFS Financial Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2010	2009	2010	2009
INTEREST AND DIVIDEND INCOME:
Loans, including fees	$104,763	$115,736	$211,811	$237,092
Investment securities available for sale	153	210	266	468
Investment securities held to maturity	4,892	7,540	9,965	16,882
Other interest and earnings assets	580	408	1,149	856

Total interest and dividend income	110,388	123,894	223,191	255,298

INTEREST EXPENSE:
Deposits	52,320	63,419	107,333	138,133
Borrowed funds	474	479	959	1,617

Total interest expense	52,794	63,898	108,292	139,750

NET INTEREST INCOME	57,594	59,996	114,899	115,548

PROVISION FOR LOAN LOSSES	25,000	28,000	41,000	38,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	32,594	31,996	73,899	77,548

NON-INTEREST INCOME
Fees and service charges, net of amortization	5,562	4,580	11,032	11,016
Mortgage servicing assets recovery (impairment)	118	(6,566)	45	(6,568)
Net gain on the sale of loans	2,708	16,370	5,749	19,450
Increase in and death benefits from bank owned life insurance contracts	1,589	1,597	3,197	3,271
Income (loss) on private equity funds	230	(463)	346	(1,570)
Other	1,442	1,605	2,913	3,455

Total non-interest income	11,649	17,123	23,282	29,054

NON-INTEREST EXPENSE
Salaries and employee benefits	20,485	18,618	41,656	38,775
Marketing services	2,026	3,527	4,051	7,052
Office property, equipment and software	5,362	5,529	10,615	10,882
Federal insurance premium	4,314	3,747	8,523	5,757
State Franchise tax	1,338	1,215	2,380	2,777
Real estate owned expense, net	927	2,232	2,662	4,205
Other operating expenses	4,881	5,877	9,545	11,516

Total non-interest expense	39,333	40,745	79,432	80,964

INCOME BEFORE INCOME TAXES	4,910	8,374	17,749	25,638

INCOME TAXES	1,988	2,613	5,901	8,389

NET INCOME	$2,922	$5,761	$11,848	$17,249

Earnings per share - basic and fully diluted	$0.01	$0.02	$0.04	$0.06

Weighted average shares outstanding
Basic	299,693,766	301,523,835	299,675,952	302,488,674
Diluted	300,299,201	301,871,344	300,224,745	302,841,190

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)

Interest-earning assets:
Other interest-bearing cash equivalents	281,568	176		0.25%	1,424	5		1.40%
Investment securities	18,344	97		2.12%	17,891	120		2.68%
Mortgage-backed securities	631,044	4,948		3.14%	766,330	7,630		3.98%
Loans	9,407,707	104,763		4.45%	9,771,745	115,736		4.74%
Federal Home Loan Bank stock	35,620	404		4.54%	35,620	403		4.53%

Total interest-earning assets	10,374,283	110,388		4.26%	10,593,010	123,894		4.68%

Noninterest-earning assets	337,305				327,678

Total assets	$10,711,588				$10,920,688

Interest-bearing liabilities:
NOW accounts	$967,333	1,473		0.61%	$1,050,578	1,860		0.71%
Savings accounts	1,397,713	3,479		1.00%	1,103,687	3,480		1.26%
Certificates of deposit	6,268,574	47,368		3.02%	6,139,935	58,079		3.78%
Borrowed funds	70,011	474		2.71%	483,272	479		—

Total interest-bearing liabilities	8,703,631	52,794		2.43%	8,777,472	63,898		2.91%

Noninterest-bearing liabilities	241,370				340,252

Total liabilities	8,945,001				9,117,724
Shareholders’ equity	1,766,587				1,802,964

Total liabilities and shareholders’ equity	$10,711,588				$10,920,688

Net interest income		$57,594				$59,996

Interest rate spread (b)				1.83%				1.77%

Net interest-earning assets (c)	$1,670,652				$1,815,538

Net interest margin (d)		2.22	% (a)			2.27	% (a)

Average interest-earning assets to average interest-bearing liabilities	119.19%				120.68%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Six Months Ended March 31, 2010				Six Months Ended March 31, 2009
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)

Interest-earning assets:
Federal funds sold	0	0		0.00%	43	0		0.00%
Other interest-bearing cash equivalents	280,654	340		0.24%	1,432	11		1.54%
Investment securities	17,618	185		2.10%	17,600	249		2.83%
Mortgage-backed securities	620,783	10,047		3.24%	789,227	17,101		4.33%
Loans	9,430,987	211,811		4.49%	9,655,521	237,092		4.91%
Federal Home Loan Bank stock	35,620	808		4.54%	35,620	845		4.74%

Total interest-earning assets	10,385,662	223,191		4.30%	10,499,443	255,298		4.86%

Noninterest-earning assets	317,288				330,199

Total assets	$10,702,950				$10,829,599

Interest-bearing liabilities:
NOW accounts	$976,028	3,008		0.62%	$1,071,478	5,805		1.08%
Savings accounts	1,340,761	6,876		1.03%	1,123,077	9,246		1.65%
Certificates of deposit	6,281,974	97,449		3.10%	6,106,079	123,082		4.03%
Borrowed funds	70,009	959		2.74%	428,936	1,617		0.75%

Total interest-bearing liabilities	8,668,772	108,292		2.50%	8,729,570	139,750		3.20%

Noninterest-bearing liabilities	269,554				289,238

Total liabilities	8,938,326				9,018,808
Shareholders’ equity	1,764,624				1,810,834

Total liabilities and shareholders’ equity	$10,702,950				$10,829,642

Net interest income		$114,899				$115,548

Interest rate spread (b)				1.80%				1.66%

Net interest-earning assets (c)	$1,716,890				$1,769,873

Net interest margin (d)		2.21	% (a)			2.20	% (a)

Average interest-earning assets to average interest-bearing liabilities	119.81%				120.27%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.